EXHIBIT (A)(3)

                                SPX CORPORATION

                         Notice of Guaranteed Delivery
                           of Shares of Common Stock

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of SPX Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        The Depositary for the Offer is:

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
                                    THE BANK OF NEW YORK

          BY MAIL:                FACSIMILE TRANSMISSION:           BY HAND OR OVERNIGHT
                              (for Eligible Institutions Only)            COURIER:
Tender & Exchange Department                                    Tender & Exchange Department
       P.O. Box 11248                  (212) 815-6213                101 Barclay Street
   Church Street Station                                         Receive and Deliver Window
 New York, New York 10286-                                        New York, New York 10286
            1248
                                 FOR INFORMATION TELEPHONE:
                                       (800) 507-9357
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONES LISTED
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to SPX Corporation, a Delaware corporation
(the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 11, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value
$10.00 per share (including the associated Preferred Stock Purchase Rights (the
"Rights"), the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Unless the Rights become exercisable or separately tradeable prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to Shares include the associated Rights.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                         ------------------------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
            A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE
                            SPECIFIED MUST BE USED.

                         ------------------------------

                              CHECK ONLY ONE BOX.
            IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED
        (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW),
                      THERE IS NO VALID TENDER OF SHARES.

--------------------------------------------------------------------------------
                      SHARES TENDERED AT PRICE DETERMINED
                                BY DUTCH AUCTION

     [ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box
         INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders
         Shares at, and is willing to accept, the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $48 or as high as $56.

            ***CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW***
--------------------------------------------------------------------------------

                            SHARES TENDERED AT PRICE
                           DETERMINED BY STOCKHOLDER

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
[ ]        $48.00         [ ]        $50.25         [ ]        $52.50         [ ]        $54.75
[ ]        $48.25         [ ]        $50.50         [ ]        $52.75         [ ]        $55.00
[ ]        $48.50         [ ]        $50.75         [ ]        $53.00         [ ]        $55.25
[ ]        $48.75         [ ]        $51.00         [ ]        $53.25         [ ]        $55.50
[ ]        $49.00         [ ]        $51.25         [ ]        $53.50         [ ]        $55.75
[ ]        $49.25         [ ]        $51.50         [ ]        $53.75         [ ]        $56.00
[ ]        $49.50         [ ]        $51.75         [ ]        $54.00
[ ]        $49.75         [ ]        $52.00         [ ]        $54.25
[ ]        $50.00         [ ]        $52.25         [ ]        $54.50

                                    ODD LOTS
     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on April 10, 1997, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Savings Plan (as defined in the offer to Purchase), but including Shares held in the Dividend Reinvestment Plan (as defined in the Offer to Purchase)).

     The undersigned either (check one box):

     [ ] owned beneficially, as of the close of business on April 10, 1997 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Savings Plan, but including Shares held in the Dividend Reinvestment Plan), all of which are being tendered, or

     [ ] is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on April 10, 1997, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Savings Plan, but including Shares held in the Dividend Reinvestment Plan) and is tendering all of such Shares.

     If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). [ ]

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
Number of Shares ___________________________           ____________________________________________
Certificate No.(s) (If Available)                      Name(s) (Please Print)______________________

____________________________________________           ____________________________________________

____________________________________________           ____________________________________________

If Shares will be tendered by book-entry
transfer: __________________________________           ____________________________________________
____________________________________________                            (ADDRESS)

Name of Tendering Institution:
____________________________________________           ____________________________________________
                                                             AREA CODE AND TELEPHONE NUMBER
Account No.      at (check one)

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company              ____________________________________________
                                                                     SIGNATURE(S)

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or the National
Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificates for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or Philadelphia
Depository Trust Company in each case together with a properly completed and duly executed Letter(s) of
Transmittal (or facsimiles thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

____________________________________________           ____________________________________________
             NAME OF FIRM                                         AUTHORIZED SIGNATURE
____________________________________________           Name________________________________________
                 ADDRESS                                             PLEASE TYPE OR PRINT
____________________________________________           Title_______________________________________
                       CITY, STATE, ZIP CODE

Area Code and Tel. No. _____________________           Date __________________________________, 199

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                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                   YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.